CONSENT OF BATTLE FOWLER LLP

     Battle Fowler LLP hereby consents to the filing of its opinion regarding tax consequences of the Offer to Independence Tax Credit Plus L.P. II as an exhibit to Amendment No. 2 to the Schedule 14D-1 filed by Lehigh Tax Credit Partners L.L.C. dated November 10, 1997 (the "Schedule 14D-1"). Terms not otherwise defined herein shall have the meanings ascribed to them in the
Schedule 14D-1 and the Offer to Purchase.

                                                            /s/Battle Fowler LLP

December 16, 1997